UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 31, 2006
(Date of earliest event reported)

TELKONET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-27305	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01. COMPLETION OF ACQUISITION

On January 31, 2006, Telkonet, Inc. (Amex: TKO), acquired a 90% interest in Microwave Satellite Technologies, Inc. (MST) from Frank Matarazzo, the sole stockholder of MST. MST is a communications technology company that offers complete sales, installation, and service of VSAT and business television networks, and is a full-service national Internet Service Provider (ISP). The $10 million cash and stock transaction will enable Telkonet to provide a complete “triple-play” solution to subscribers of HDTV, VoIP telephony and NuVision Broadband Internet access, to commercial multi-dwelling units and hotels.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of Business Acquired:

Financial statements required by this Item shall be filed by amendment to this Form 8-K not later than 71 calendar days following the date that this Form 8-K was required to be filed.

(b) Pro forma financial information:

The pro forma financial information required by this Item shall be filed by amendment to this Form 8-K not later than 71 calendar days following the date that this Form 8-K was required to be filed.

(c) Exhibits:

2.1	Stock Purchase Agreement by and among Telkonet and the sole shareholder of MST

99	Press release dated January 31, 2006 announcing closing of stock purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: January 31, 2006	By:	/s/ Ronald W. Pickett

Ronald W. Pickett Chief Executive Officer